UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington D.C., 20549

Form 8-K

Current Report

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date Of Report (Date Of Earliest Event Reported): April 12, 2010

NANOPHASE TECHNOLOGIES CORPORATION

(Exact Name of Registrant as Specified in its Charter)

Commission File Number: 0-22333

Delaware	36-3687863
(State or Other Jurisdiction of Incorporation or Organization)	(I.R.S. Employer Identification No.)

1319 Marquette Drive, Romeoville, Illinois 60446

(Address of Principal Executive Offices, Including Zip Code)

(630) 771-6700

(Registrant’s Telephone Number, Including Area Code)

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 7.01. Regulation FD Disclosure.	3
Item 9.01. Financial Statements and Exhibits	3
Signature(s)
Exhibit 99.1 Press Release dated April 13, 2010

Items to be Included in this Report

ITEM 7.01.	Regulation FD Disclosure.

Nanophase Technologies Corporation (Nasdaq: NANX), a technology leader in the development of advanced nanoengineered products, announced as of April 12, 2010, that it has regained compliance with the minimum bid price requirement of NASDAQ Listing Rule 5450.

On December 18, 2009, Nanophase received notice from the NASDAQ Stock Market that the closing bid price of its common stock had fallen below $1.00 for thirty consecutive business days and was, therefore, not in compliance with NASDAQ Listing Rule 5450(a)(1). Nanophase was provided a 180-day grace period, scheduled to end June 16, 2010, to regain compliance with the Rule. To regain compliance, the bid price for the Company’s common stock must close at $1.00 or higher for a minimum of 10 consecutive business days within the stated 180-day grace period, a requirement that was met on April 12, 2010.

NASDAQ has confirmed to Nanophase that it has regained compliance with this listing standard as of April 12, 2010.

On April 13, 2010, the Company issued a press release announcing the receipt of the notice from NASDAQ described above. The press release is filed as Exhibit 99.1 hereto and is incorporated herein by reference.

Item 9.01.	Financial Statements and Exhibits

Exhibits.

99.1	Press Release dated April 13, 2010

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Nanophase Technologies Corporation

Date: April 15, 2010	By:	/S/ FRANK CESARIO
FRANK CESARIO
Chief Financial Officer